SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   January 9, 2002

        SIBONEY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-3952 (Commission File Number)	73-0629975 (IRS Employer Identification No.)

325 North Kirkwood Road, Suite 310 P.O. Box 221029, St. Louis, Missouri (Address of Principal Executive Offices)	63122 (Zip Code)

(314) 822-3163 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report.)

ITEM 9.    Regulation FD Disclosure

        On January 9, 2002, Siboney Corporation issued a press release regarding the "Orchard for Your State" educational software and the new education bill signed January 8, 2002 by President Bush. The text of the announcement is attached hereto as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2002

SIBONEY CORPORATION

By: /s/ Timothy J. Tegeler Timothy J. Tegeler President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of Press Release, dated January 9, 2002, issued by Siboney Corporation

EXHIBIT 99.1

Siboney Learning Group's Educational Software Products Meet Requirements in New National Education Bill

ST. LOUIS—(BUSINESS WIRE) – Jan. 9, 2002 – Siboney Learning Group, a subsidiary of Siboney Corporation (OTCBB:SBON), announced today that its new Orchard for Your State educational software products will align to the major accountability initiative announced in the new federal education bill signed by President Bush yesterday.

This sweeping educational reform bill will require annual state tests in reading and math for every student in grades three through eight. These state tests will be based upon accountability standards set by each state as part of the “No Child Left Behind Act”.

Bodie Marx, President of Siboney Learning Group, commented, “We have been working for over a year on Orchard for Your State which correlates our flagship Orchard Teacher’s Choice Software product to state standards. As we roll out different state-specific versions of Orchard in the months ahead, we will be helping schools get their students ready for these high stakes tests”.

Orchard is Siboney Learning Group’s major educational software product. Used in thousands of schools today, this product provides comprehensive, targeted and motivating instruction in key concepts and skills stressed in textbooks and on standardized tests. Orchard includes pre-and post-test assessment modules that identify areas of weakness for each student and then assign personalized remediation for each student as they interact with Orchard’s content.

In Orchard for Your State, the assessment modules are correlated to standards or educational objectives required by each state. For example, Orchard for Texas will provide teachers and students in Texas with assessment based specifically upon the Texas Essential Knowledge and Skills standards. Using Orchard for Texas, each student in Texas would take a pre-test to determine which Texas-specific skills (s)he does not understand. The student would then be assigned remedial instruction designed to help students master those skills that will be assessed on the state test in Texas.

Siboney Learning Group is a fast growing publisher of educational software for schools. Its product lines include Orchard Teacher’s Choice Software, GAMCO, Teacher Support Software, Educational Activities Software and Journey.

Any forward looking statement is necessarily subject to significant uncertainties and risks. The words “believes”, “anticipates”, “intends”, “expects” and similar expressions are intended to identify forward looking statements. Actual results could be materially different. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Siboney Corporation, St. Louis
Bodie Marx, 314-909-1670 x110